SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                    -----------------------------------------


                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest
   Event Reported):  October 4, 1996


                               BOCA RESEARCH, INC.
             (Exact name of registrant as specified in its charger)

             FLORIDA                    0-21138             59-2479377
(State or other jurisdiction       (Commission File    (I.R.S. Employer
of incorporation or organization)       Number)        Identification No.)


     1377 Clint Moore Road
       Boca Raton, Florida           33487            (407) 997-6227
(Address of principal executive   (Zip Code)     (Registrant's telephone
offices)                                         number, including area
                                                          code)

Item 5.  Other Events.

             On October 4, 1996,  Boca Research,  Inc. (the  "Company")  entered into a Consulting Agreement (the "Consulting Agreement") with ARGOQUEST, Inc., a California corporation (the "Consultant"), and Jason Barzilay, the sole stockholder of the Consultant (the "Principal"), pursuant to which the Consultant was retained to serve as a consultant to the Company with respect to sales to retail accounts, wholesale distributors and original equipment manufacturers ("OEMs"). The principal terms of the Consulting Agreement are as follows:

        1. Consulting Fees. The Consulting Agreement has a term of 54 months (the "Term"). In consideration of entering into the Consulting Agreement, the Consultant will receive a monthly fee of $83,333.33 in cash for the Term, except that no fees will be paid for the period commencing on the first day of the seventh month of the Term and ending on the last day of the eighteenth month of the Term (the "Deferred Period"), unless the Board of Directors of the Company shall determine otherwise. If the Company achieves at least $50 million in Net Sales (as defined below) during the first eighteen months of the Consultant Agreement (the "First Period"), the Consultant will be entitled to receive an additional consulting fee of $1,000,000, less any consulting fees paid to the Consultant during the Deferred Period. If the Company does not achieve at least $50 million in Net Sales during the First Period, the Company may terminate the Consulting Agreement.

        2. Initial Options. The Consultant will have the right to be granted options to purchase shares of Common Stock of the Company, subject to the Company achieving specified Net Sales during certain periods (the "Initial Options"). In the event that during the First Period, the Company achieves Net Sales of at least $100 million, then the Consultant will be granted options to purchase 500,000 shares of Common Stock of the Company (the "Boca Common
Stock"), at an exercise price of $2.95 per share. In the event that during the period commencing at the expiration of the First Period and continuing through the date which is thirty months after the execution and delivery of the Consulting Agreement (the "Second Period"), the Company achieves Net Sales of at least $125 million, then the Consultant will be granted options to purchase 1,000,000 shares of Boca Common Stock, at an exercise price of $2.95 per share. In the event that the Company achieves at least $50 million in Net Sales for the First Period, the Initial Options to be granted with respect to the First Period will be pro rated on a linear basis between $0 and $100 million of the targeted Net Sales for such period. In the event that the Company achieves at least $70 million in Net Sales for the Second Period, the Initial Options to be granted with respect to the Second Period will be pro rated on a linear basis between $0 and $125 million of the targeted Net Sales for such period. In addition, in the event that Net Sales for the First Period are less than $100 million, the Consultant will be entitled to be granted those Initial Options attributable to the First Period which were not granted in the First Period if the Company achieves Net Sales for the Second Period of at least $125 million plus an amount equal to the difference between actual Net Sales for the First Period and $100 million.

        3. Performance Options. In consideration of entering into the Consulting Agreement, the Consultant will have the right to receive additional options to purchase shares of Boca Common Stock, the grant of such options to be subject to the Company achieving the Target Net Sales set forth below during the periods set forth below (the "Performance Options" and together with the Initial Options, the "Options"):

                           Target Net Sales           Pro Rata
       Period                    (Millions)          Threshold        Number of Options          Exercise Price*

Date of Agreement                 $150                    $100               225,000                   $14.16
through 3/31/98                    200                     150               225,000                    14.16

4/1/98 through                     175                     150               300,000                    17.70
3/31/99                            225                     175               300,000                    17.70

4/1/99 through                     250                     175               300,000                    20.65
3/31/00                            350                     250               300,000                    20.65

4/1/00 through                     325                     250               300,000                    23.60
3/31/01                            400                     325               300,000                    23.60

* The exercise price is reflected as a multiple of the price of the Boca Common Stock on the date of the execution and delivery of the Consulting Agreement, based on the average of the closing prices of the Boca Common Stock, as reported on the NASDAQ National Market, for the ten days prior to such date. For the First Period, Second Period, Third Period and Fourth Period, the multiple is 1.2, 1.5, 1.75 and 2.0, respectively, of the average closing prices of the Boca Common Stock.

                  In the event that Boca Research achieves Net Sales equal to at least the Pro Rata Threshold set forth in the table above but less than the Net Sales Target for such period, then the Consultant will be entitled to be granted a portion of the Performance Options designated for such period determined on a linear basis from the Pro Rata Threshold through the Net Sales Target for such period.

         4. Terms of Options. All earned Initial Options will vest in full on the date of grant. All earned Performance Options will vest over a three-year period from the date of grant, commencing on the first anniversary of the date of grant, and will be subject to the restrictions on transfer discussed above with respect to the issuance of the shares. The vesting of all earned Options will accelerate upon a change of control (as defined). In the event of a change of control, the Company may elect to terminate the Consulting Agreement and will be discharged from any further obligations to grant Options or pay consulting fees under the Agreement, except that a portion of the remaining Options will be granted subject to the Company achieving certain

Net Sales targets during the period in which the change of control occurs. The shares of Boca Common Stock issuable upon exercise of any Options granted pursuant to the Consulting Agreement will not be registered under the Securities Act of 1933, as amended, and will be subject to the restrictions on resale imposed by the Securities Act. The Consultant has been granted certain rights to require the Company to register (at the expense of the Consultant) the shares issuable upon exercise of the Options. The Consultant may not assign or otherwise transfer any Options, except that the Consultant may transfer Options aggregating not more than 25% of the Options, determined on a cumulative basis. The Consultant is not permitted to sell or otherwise dispose of any shares of Boca Common Stock issuable upon exercise of the Options until the first anniversary of the date of issuance thereof and, after such date, not to sell or otherwise dispose of greater than 33% of such shares, in the aggregate, on an annual basis.

         5. Other Matters. During the Term and for a period of one year thereafter, neither the Principal nor the Consultant will sell, market or distribute any other products which directly compete with the products being sold by the Company in its "Core Business". The Principal and the Consultant are also required to present to the Company all opportunities with respect to new technologies or products relating to the Company's products within its Core Business . If the Company determines to pursue such opportunities, the parties will negotiate in good faith an appropriate licensing or other arrangement with respect to such technologies or products. In the event that the Company declines to pursue any of such opportunities, the Principal and the Consultant will be permitted to pursue such opportunities.

         6.       Certain Definitions

                  (a) Net Sales. For purposes of the Consulting Agreement, the term "Net Sales" shall mean total revenues calculated on a consolidated basis less all discounts, credits, returns, rebates and promotional expenses, all as determined in accordance with generally accepted accounting principles ("GAAP"), less the amount of accounts receivable attributable to such customers which have been written off as uncollectible, attributable to any of the following:

          (i) sales of the Company's products to customers introduced to the Company by the Consultant other than Existing Customers (as defined below);

          (ii) sales of the Company's products to Existing Customers which result primarily from at least one of the following:

               (a) the direct negotiation by the Consultant with such Existing Customer of an increase in sales to such Existing Customer; or

               (b) the introduction by the Consultant of a new Company product design for such Existing Customer.

          (iii) sales of the Company's products in Europe, but not including direct sales by the Company to telecommunications companies in Europe or sales to Daniel Bachman/TeleDenmark, Santa Barbara Spain, Stebis Holland, Computerline Holland, Dennis Bergstrom/Ecoline Scandanavia, Perscom, Malhous Portugal, Karma Turkey and Altron Switzerland;

          (iv) sales of the Company's products to mass merchandisers in the United States during any consecutive annual period of the Term which are in excess of $17.6 million;

          (v) any sales or licensing of products, technologies or product designs of the Company that the Consultant introduced to the Company; and

          (vi) any other sales or revenues directly attributable to contracts, arrangements or business opportunities which the Consultant was primarily responsible for introducing and making available to the Company.

         All sales shall be subject to the acceptance of the purchase order therefor by the Company, including, without limitation, credit, pricing and payment terms acceptable to the Company, which the Company may accept or reject in its sole discretion. Discounts, credits, returns, rebates and promotional expenses shall be calculated in a manner consistent with the Company's customary business practices to reflect accurately the actual impact of such concessions on the Company's revenues. "Net Sales" shall include revenues attributable to sales by the Company to its non-consolidated affiliates under clauses (ii),
(iii), (v) and (vi) (treating the affiliates as customers of the Company for such purpose) to the extent that the Company does not need to defer any of the profit relating to such sales in accordance with GAAP, but such affiliates shall be treated as "Existing Customers".

         (b) Existing Customers. The term "Existing Customers" shall mean customers of the Company on the date of this Agreement or at any time during the three-month period prior to the date of this Agreement.

         7. Termination Rights. The Consulting Agreement terminates automatically upon the bankruptcy of the Consultant or death of the Principal. The Company may terminate the Consulting Agreement for Cause (as defined thereunder), upon the occurrence of a change of control or in the event the Company fails to achieve at least $50 million in Net Sales during the First Period. The Consultant may terminate the Consulting Agreement at any time after March 31, 1997 and prior to April 1, 1998.

                  A copy of the Consulting Agreement is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.         Financial Statements and Exhibits.

        (a)     Financial Statements of Business Acquired.

                None

        (b)     Pro Forma Financial Information
                None

        (c)     Exhibits.

                The following exhibits are included herein:


         Reg S-K
        Exhibit No.                         Description                                 Exhibit No.

           10                               Consulting Agreement                                1
                                            dated as of October 4,1996
                                            among The Company Research, Inc.,
                                            ARGOQUEST, Inc. and
                                            Jason Barzilay

                                      - 6 -

                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                          BOCA RESEARCH, INC.



                                    By:/s/  Anthony F. Zalenski
                                  Name:  Anthony F. Zalenski
                                 Title:    President and Chief Executive Officer


Dated:   October 15, 1996

                                INDEX TO EXHIBITS


Exhibit No.                                           Sequentially Numbered Page

       1                                                          9

                                      - 8 -